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                                                                    EXHIBIT 99

KV PHARMACEUTICAL COMPANY

                                             CONTACT:
                                             CATHERINE M. BIFFIGNANI
                                             VICE PRESIDENT, INVESTOR RELATIONS
                                             314-645-6600

                                               KV PHARMACEUTICAL logo]






             KV PHARMACEUTICAL COMPANY REPORTS RESULTS OF SPECIAL
             INDEPENDENT COMMITTEE REVIEW OF STOCK OPTION GRANTS

St. Louis, MO - October 11, 2007 - KV Pharmaceutical Company (NYSE: KVa/KVb) announced today the results of the independent investigation by the Special Committee of the Board of Directors concerning historical stock option granting practices and related accounting.

On October 11, 2007, KV's Board of Directors unanimously accepted a final report on the previously submitted findings on the internal investigation of the Company's historical stock option grant practices. The investigation was conducted by a Special Committee of independent board members appointed by the Company's Board of Directors with the assistance of independent legal counsel and forensic accounting experts engaged by the Special Committee.

The investigation concluded that no employee, officer or director of the Company engaged in any intentional wrongdoing or was aware that the Company's policies and procedures for granting and accounting for stock options were materially non-compliant with U.S. Generally Accepted Accounting Principles
(GAAP). The investigation also found no intentional violation of law or accounting rules with respect to the Company's historical stock option granting practices. Further, the Special Committee found that the Company's stock option granting and accounting practices beginning April 2, 2006 are appropriate.

The Special Committee, however, concluded that certain compensation expenses resulting from the historical stock option granting practices followed by the Company during the period between 1996 and 2006 were not recorded in accordance with GAAP because they reflected incorrect measurement dates for financial accounting purposes. The option granting practices consistently followed under the Company's procedures for administering the Incentive Stock Option Plans (the "plans") consisted of granting options based on the lowest price between the award date and the end of the quarter for existing employees and the first date of employment and the end of the quarter for new



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employees. Approximately 78% of the Company's current employees receive option grants under the plans.

Based upon the conclusions reached by the Special Committee, management and the Audit Committee determined on October 11, 2007, that it will be necessary to restate the Company's consolidated financial statements for the fiscal years 1996 through 2006 to record additional non-cash stock based compensation expense in the amount of approximately $12 million, net of tax. The restatement will also include additional payroll taxes and penalties for fiscal 2004, 2005 and 2006 associated with the previously mentioned options in the amount of approximately $2.5 million, net of tax.

In addition, as recommended by the Special Committee, certain stock option grants awarded to officers and directors will be repriced. The Company's Chief Executive Officer, Marc S. Hermelin, also has accepted the Special Committee's recommendation to reimburse the Company $1.4 million related to the revision of measurement dates that the Committee believed to be appropriate concerning certain options that he purchased and received in lieu of bonuses due him under the terms of his employment agreement. This reimbursement will be recorded in the consolidated financial statements during fiscal 2008.

Unrelated to the stock options matter outlined above, additional income tax expense of approximately $6.9 million will also be included in the restatement of the Company's consolidated financial statements for the fiscal periods from 2004 through 2006. This amount represents an increase in liabilities for uncertain tax positions taken in previous years, partially offset by certain tax refunds.

Disclosure related to the investigation and the impact on prior fiscal years will be included in the Company's annual report on Form 10-K for the period ended March 31, 2007. The Company is working diligently to complete the June 30 (as amended), September 30 and December 31, 2006 Form 10-Q's and the March 31, 2007 Form 10-K at the earliest possible time.

Commenting on the report, Mr. Hermelin stated, "The Company does not take lightly the improper dating of options, and we are gratified with the Committee's finding that there was no intentional misconduct. We remain committed to the highest standards of corporate compliance and governance."

As previously disclosed, derivative suits against certain current and former directors and officers of the Company alleging inappropriate dating of option grants are pending in U.S. District Court for the Eastern District of Missouri. All such cases have been consolidated in a single proceeding. With plaintiffs' agreement, the Court has extended the time to answer or otherwise file pleadings in the action to permit the Special Committee investigation to be completed and to permit assessment by the parties as to the impact of the Special Committee's findings and conclusions on the action. The Company



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continues to cooperate with the informal inquiry of the Securities and
Exchange Commission (SEC) related to this matter.

Consistent with the additional stock-based compensation and tax expense previously outlined, the consolidated financial statements issued by the Company for the fiscal periods from 1996 through 2006 should no longer be relied upon. In addition, management's assessment of internal controls over financial reporting and the auditors' report on internal control over financial reporting for the year ended March 31, 2006 should also no longer be relied upon. In addition, the Company's earnings and press releases and other communications should no longer be relied upon to the extent they relate to these consolidated financial statements. Adjustments to the consolidated financial statements included in the Company's annual report on Form 10-K for the period ended March 31, 2007 are subject to audit. In addition, the Company intends to restate its financial statements for the quarter ended June 30, 2006. Therefore, the previously filed Form 10-Q for that period should no longer be relied upon, as well as associated press releases and communications.

ABOUT KV PHARMACEUTICAL COMPANY

KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops, manufactures, markets and acquires technology-distinguished branded and generic/non-branded prescription pharmaceutical products. The Company markets its technology-distinguished products through ETHEX Corporation, a national leader in pharmaceuticals that compete with branded products, and Ther-Rx Corporation, its emerging branded prescription pharmaceutical subsidiary.

For further information about KV Pharmaceutical Company, please visit the Company's corporate website at www.kvpharmaceutical.com.

SAFE HARBOR

The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 ("PSLRA") and which may be based on or include assumptions concerning KV's operations, future results and prospects. Such statements may be identified by the use of words like "plans", "expect", "aim", "believe", "projects", "anticipates", "commit", "intend", "estimate", "will", "should", "could" and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about the amount and allocation of cumulative charges and compensation expense, the Company's filing of its Form 10-K and continued satisfaction of the continued listing requirements on the New York Stock Exchange, and the Company's strategy for growth, product development, product launches, regulatory approvals, market position, acquisitions, revenues, expenditures and other financial results, are forward-looking statements.



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All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the "safe harbor" provisions, KV provides the following cautionary statements identifying important economic, political and technology factors, which among others, could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates and capital and consumer spending; (2) the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized; (3) acceptance and demand for new pharmaceutical products; (4) the impact of competitive products and pricing, including as a result of so-called authorized-generic drugs; (5) new product development and launch, including the possibility that any product launch may be delayed or that product acceptance may be less than anticipated; (6) reliance on key strategic alliances; (7) the availability of raw materials; (8) the regulatory environment, including regulatory agency and judicial actions and changes in applicable law or regulations; (9) fluctuations in revenues; (10) the difficulty of predicting international regulatory approval, including timing;
(11) the difficulty of predicting the pattern of inventory movements by the Company's customers; (12) the impact of competitive response to the Company's sales, marketing and strategic efforts; (13) risks that the Company may not ultimately prevail in litigation; (14) the proposed restatement of the Company's financial statements for fiscal periods from 1996 through 2006 and for the quarter ended June 30, 2006, as well as completion of the Company's financial statements for the second, third and fourth quarters of fiscal 2007 and for the full fiscal year ended March 31, 2007, and for the first quarter of fiscal 2008; (15) actions by the Securities and Exchange Commission and the Internal Revenue Service with respect to the Company's stock option grants and accounting practices; and (16) the risks detailed from time-to-time in the Company's filings with the Securities and Exchange Commission.

This discussion is by no means exhaustive, but is designed to highlight important factors that may impact the Company's outlook. We are under no obligation to update any of the forward-looking statements after the date of this release.